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                                                                       EXHIBIT 7

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 7, 1997, with respect to the financial statements of John Hancock Mutual Variable Life Insurance Account UV, and February 14, 1997, with respect to the financial statements of John Hancock Mutual Life Insurance Company, included in this Post-Effective Amendment No. 5 to the Registration Statement (Form S-6, No. 33-64364).


                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP


Boston, Massachusetts
May 12, 1997